Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Darwin Minnis, Darwin.Minnis@Navistar.com, 331-332-5243
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS SECOND QUARTER 2020 RESULTS

•	Reports second quarter 2020 net loss of $38 million, or $0.38 per diluted share, on revenues of $1.9 billion

•	Generates $88 million of adjusted EBITDA in the second quarter; reports a loss of $10 million in adjusted net income

•	Finishes the second quarter with $1.5 billion in manufacturing cash, cash equivalents and marketable securities

•	Implemented $300 million of actions to conserve cash amid COVID-19 pandemic

•	Supplied meals, coupons and personal protective equipment to trucking professionals in need

LISLE, Ill. — June 4, 2020 — Navistar International Corporation (NYSE: NAV) today announced a second quarter 2020 net loss of $38 million, or $0.38 per diluted share, compared to second quarter 2019 net loss of $48 million, or $0.48 per diluted share.

Revenues in the quarter were $1.9 billion, down 36 percent from second quarter 2019. The decrease was primarily driven by the impact of COVID-19, resulting in lower volumes in the company’s Core (Class 6-8 trucks and buses in the United States and Canada) market, with chargeouts being down nearly 40 percent compared to the same period one year ago.

Second quarter 2020 EBITDA was $61 million, compared to $55 million in second quarter 2019. Adjusted EBITDA in second quarter 2020 was $88 million versus $224 million a year ago.

Adjusted net income for the quarter was a loss of $10 million compared to income of $105 million in the second quarter last year.

Navistar finished second quarter 2020 with $1.5 billion in consolidated cash, cash equivalents and marketable securities, including $1.5 billion in manufacturing cash, cash equivalents and marketable securities.

“Like a number of businesses, our company has been impacted by the COVID-19 pandemic and that is reflected in our results,” said Troy A. Clarke, Navistar chairman, president and chief executive officer. “Our team has done a tremendous job managing the business throughout this challenging time, and we have taken a number of steps to position the company to weather this crisis.”

During the quarter, the company took several actions to position itself in response to the global pandemic. In April, the company announced a series of actions to conserve over $300 million of cash for the year, without jeopardizing its strategic plans. The actions include savings from provisions of the CARES Act, postponing capital expenditures and spending, and deferring the base salary of U.S. based exempt, non-represented employees. Also in April, the company completed the issuance of $600 million senior secured notes.

“We are focused on preserving cash and reducing cost, but not at the risk of sacrificing our future,” said Walter Borst, Navistar chief financial officer. “We remain steadfast in pursuing Navistar 4.0, and while some programs and expenditures have been delayed, they have not been cancelled. It’s important that we continue to invest in our company, even in these difficult times, to ensure our long-term success.”

Additionally, the company and its facilities have largely remained in operation throughout the quarter. Its production facilities have experienced limited disruptions that can be measured in weeks as opposed to months due mostly to supplier work stoppages. Its parts distribution centers have remained open throughout the quarter with only minor changes to hours of operation. The company’s dealer network has also continued to operate. In maintaining operation, the company has strictly followed CDC recommendations to prevent the spread of COVID-19, taking extensive measures to ensure the health and safety of its employees and their communities.

“As an essential business, we took early actions to protect our people so that we could fulfill our duty to keep our assembly plants running and parts distribution centers in operation to serve our customers and dealers who are keeping the economy moving by delivering essential goods and services to our communities,” said Persio Lisboa, chief operating officer. “Throughout the quarter, we have worked closely with our suppliers to overcome significant disruptions to the flow of parts to our facilities and have been moderately successful in maintaining operations.”

The company also took several actions to support its customers and trucking professionals. Working with its partners, the company provided meals, coupons and personal protective equipment such as masks and hand sanitizer to trucking professionals in need. For its customers, the company launched International Cares, which offered no payments for six months, free access to International 360 and worry-free vehicle service coverage.

“There are several theories as to the shape of economic recovery, but we have plans in place to respond accordingly,” said Clarke. “Recovery will likely be gradual as businesses reassess operating plans to return to a ‘new normal,’ but this ‘new normal’ will still require trucks. The actions we’ve taken over the past few months have us in position to succeed, no mater the shape of recovery.”

SEGMENT REVIEW

Summary of Financial Results:

	(Unaudited)
	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2020	2019	2020	2019
Sales and revenues, net	$1,925	$2,996	$3,763	$5,429
Segment Results:
Truck	$(51)	$(74)	$(109)	$16
Parts	103	144	222	288
Global Operations	(13)	3	(13)	9
Financial Services	24	32	41	63
Loss from continuing operations, net of tax(A)	$(38)	$(48)	$(74)	$(37)
Net loss(A)	(38)	(48)	(74)	(37)
Diluted loss per share(A)	(0.38)	(0.48)	(0.74)	(0.37)

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment – In second quarter 2020, the Truck segment net sales were $1.4 billion, a decrease of $907 million compared to second quarter last year. The year-over-year decrease is primarily due to lower volumes in the company’s Core markets attributable in part to the COVID-19 pandemic, lower Mexico volumes and a decrease in GM-branded units.

The Truck segment incurred a net loss of $51 million in second quarter 2020 compared to a loss of $74 million in second quarter 2019. The year-over-year improvement was due to a non-recurring EGR settlement charge of $159 million recorded in the second quarter of 2019, offset by the impact of lower volumes in the company’s Core markets attributable in part to the COVID-19 pandemic, higher used truck losses and lower Mexico volumes in the second quarter 2020.

Parts Segment – For second quarter 2020, the Parts segment net sales were $443 million, a 23 percent decrease from second quarter 2019. The decrease is primarily due to lower North America volumes due to the impact of COVID-19 and a decrease in Blue Diamond Parts (BDP) sales.

The Parts segments saw a second quarter profit of $103 million, a 28 percent decrease from second quarter 2019. The decrease is primarily due to the impact of lower North America volumes related to COVID-19 and lower BDP sales, partially offset by lower intercompany access fees.

Global Operations Segment – In second quarter 2020, the Global Operations segment net sales decreased $36 million to $51 million. The decrease was primarily driven by a 21 percent year-over-year depreciation of the Brazilian real against the U.S. dollar and lower volumes in our South America operations due to temporary production stoppages related to the COVID-19 pandemic.

The Global Operation segment recorded a loss of $13 million in the second quarter. The higher loss was primarily driven by the recognition of asset impairment charges of $12 million. Excluding this one-time item, results would have been near breakeven.

Financial Services Segment – In second quarter 2020, the Financial Services segment net revenues decreased to $64 million, a $14 million decrease from second quarter 2019. The decrease was primarily driven by lower average finance receivables and a reduction in finance fees.

The Financial Services segment recorded a profit of $24 million in the quarter, an $8 million decrease from second quarter 2019. The decrease was primarily driven by lower revenues, partially offset by the results of an improved funding strategy.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019, which was filed on December 17, 2019, and our Quarterly Report on Form 10-Q for the period ended April 30, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions, except per share data)	2020	2019	2020	2019
Sales and revenues
Sales of manufactured products, net	$1,877	$2,948	$3,671	$5,334
Finance revenues	48	48	92	95

Sales and revenues, net	1,925	2,996	3,763	5,429

Costs and expenses
Costs of products sold	1,624	2,493	3,153	4,472
Restructuring charges	—	1	1	1
Asset impairment charges	13	1	13	3
Selling, general and administrative expenses	170	373	352	559
Engineering and product development costs	78	75	164	161
Interest expense	63	82	128	167
Other expense, net	2	18	13	115

Total costs and expenses	1,950	3,043	3,824	5,478
Equity in income (loss) of non-consolidated affiliates	(1)	3	(2)	3

Loss before income taxes	(26)	(44)	(63)	(46)
Income tax benefit (expense)	(7)	1	(2)	20

Net loss	(33)	(43)	(65)	(26)
Less: Net income attributable to non-controlling interests	5	5	9	11

Net loss attributable to Navistar International Corporation	$(38)	$(48)	$(74)	$(37)

Net loss per share attributable to Navistar International Corporate
Basic:	$(0.38)	$(0.48)	$(0.74)	$(0.37)
Diluted:	(0.38)	(0.48)	(0.74)	(0.37)
Weighted average shares outstanding:
Basic	99.7	99.2	99.6	99.2
Diluted	99.7	99.2	99.6	99.2

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	April 30, 2020	October 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,547	$1,370
Restricted cash and cash equivalents	60	133
Trade and other receivables, net	225	338
Finance receivables, net	1,416	1,923
Inventories, net	1,012	911
Other current assets	265	277

Total current assets	4,525	4,952
Restricted cash	71	54
Trade and other receivables, net	8	10
Finance receivables, net	204	274
Investments in non-consolidated affiliates	28	31
Property and equipment (net of accumulated depreciation and amortization of $2,333 and $2,488, respectively)	1,207	1,309
Operating lease right of use assets	121	—
Goodwill	38	38
Intangible assets (net of accumulated amortization of $138 and $142, respectively)	19	25
Deferred taxes, net	117	117
Other noncurrent assets	102	107

Total assets	$6,440	$6,917

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$570	$871
Accounts payable	1,038	1,341
Other current liabilities	1,075	1,363

Total current liabilities	2,683	3,575
Long-term debt	4,859	4,317
Postretirement benefits liabilities	2,032	2,103
Other noncurrent liabilities	722	645

Total liabilities	10,296	10,640
Stockholders’ deficit
Series D convertible junior preference stock	2	2
Common stock, $0.10 par value per share (103.1 shares issued and 220 shares authorized at both dates)	10	10
Additional paid-in capital	2,725	2,730
Accumulated deficit	(4,296)	(4,409)
Accumulated other comprehensive loss	(2,163)	(1,912)
Common stock held in treasury, at cost (3.6 and 3.9 shares, respectively)	(136)	(147)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,858)	(3,726)
Stockholders’ equity attributable to non-controlling interests	2	3

Total stockholders’ deficit	(3,856)	(3,723)

Total liabilities and stockholders’ deficit	$6,440	$6,917

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended April 30,
(in millions)	2020	2019
Cash flows from operating activities
Net loss	$(65)	$(26)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	70	66
Depreciation of equipment leased to others	29	31
Deferred taxes, including change in valuation allowance	(9)	(41)
Asset impairment charges	13	3
Gain on sales of investments and businesses, net	—	(59)
Amortization of debt issuance costs and discount	7	12
Stock-based compensation	13	14
Provision for doubtful accounts	9	6
Equity in income of non-consolidated affiliates, net of dividends	2	(2)
Other non-cash operating activities	(5)	(4)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	(182)	(190)

Net cash used in operating activities	(118)	(190)

Cash flows from investing activities
Maturities of marketable securities	—	79
Capital expenditures	(90)	(66)
Purchases of equipment leased to others	(16)	(76)
Proceeds from sales of property and equipment	7	5
Proceeds from sales of investments and businesses	10	95

Net cash provided by (used in) investing activities	(89)	37

Cash flows from financing activities
Proceeds from issuance of securitized debt	16	—
Principal payments on securitized debt	(30)	(34)
Net change in secured revolving credit facilities	(167)	275
Proceeds from issuance of non-securitized debt	620	73
Principal payments on non-securitized debt	(107)	(508)
Net change in notes and debt outstanding under revolving credit facilities	24	126
Debt issuance costs	(10)	(2)
Proceeds from financed lease obligations	—	9
Proceeds from exercise of stock options	3	2
Dividends paid by subsidiaries to non-controlling interest	(10)	(13)
Other financing activities	(2)	(2)

Net cash provided by (used in) financing activities	337	(74)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	(10)

Increase (decrease) in cash, cash equivalents and restricted cash	121	(237)
Cash, cash equivalents and restricted cash at beginning of the period	1,557	1,445

Cash, cash equivalents and restricted cash at end of the period	$1,678	$1,208

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation, excluding income tax expense. The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2020
External sales and revenues, net	$1,385	$442	$47	$50	$1	$1,925
Intersegment sales and revenues	4	1	4	14	(23)	—

Total sales and revenues, net	$1,389	$443	$51	$64	$(22)	$1,925

Net income (loss) attributable to NIC	$(51)	$103	$(13)	$24	$(101)	$(38)
Income tax expense	—	—	—	—	(7)	(7)

Segment profit (loss)	$(51)	$103	$(13)	$24	$(94)	$(31)

Depreciation and amortization	$29	$2	$2	$15	$1	$49
Interest expense	—	—	—	20	43	63
Equity in income (loss) of non-consolidated affiliates	(2)	1	—	—	—	(1)
Capital expenditures(B)	28	—	1	—	2	31

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended April 30, 2019
External sales and revenues, net	$2,287	$578	$80	$48	$3	$2,996
Intersegment sales and revenues	9	1	7	30	(47)	—

Total sales and revenues, net	$2,296	$579	$87	$78	$(44)	$2,996

Net income (loss) attributable NIC	$(74)	$144	$3	$32	$(153)	$(48)
Income tax expense	—	—	—	—	1	1

Segment profit (loss)	$(74)	$144	$3	$32	$(154)	$(49)

Depreciation and amortization	$26	$2	$2	$16	$3	$49
Interest expense	—	—	—	27	55	82
Equity in income (loss) of non-consolidated affiliates	2	—	—	—	1	3
Capital expenditures(B)	21	(1)	—	1	1	22

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2020
External sales and revenues, net	$2,623	$934	$108	$96	$2	$3,763
Intersegment sales and revenues	8	2	11	25	(46)	—

Total sales and revenues, net	$2,631	$936	$119	$121	$(44)	$3,763

Net income (loss) attributable to NIC	$(109)	$222	$(13)	$41	$(215)	$(74)
Income tax expense	—	—	—	—	(2)	(2)

Segment profit (loss)	$(109)	$222	$(13)	$41	$(213)	$(72)

Depreciation and amortization	$56	$4	$4	$32	$3	$99
Interest expense	—	—	—	39	89	128
Equity in income (loss) of non-consolidated affiliates	(3)	1	—	—	—	(2)
Capital expenditures(B)	75	5	2	—	8	90

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Six Months Ended April 30, 2019
External sales and revenues, net	$4,063	$1,124	$141	$95	$6	$5,429
Intersegment sales and revenues	30	3	19	57	(109)	—

Total sales and revenues, net	$4,093	$1,127	$160	$152	$(103)	$5,429

Income (loss) from continuing operations attributable to NIC, net of tax	$16	$288	$9	$63	$(413)	$(37)
Income tax expense	—	—	—	—	20	20

Segment profit (loss)	$16	$288	$9	$63	$(433)	$(57)

Depreciation and amortization	$52	$3	$4	$32	$6	$97
Interest expense	—	—	—	56	111	167
Equity in income of non-consolidated affiliates	3	1	(1)	—	—	3
Capital expenditures(B)	52	1	1	2	10	66

(A)

Total sales and revenues in the Financial Services segment include interest revenues of $40 million and $75 million for the three and six months ended April 30, 2020, respectively, and $55 million and $108 million for the three and six months ended April 30, 2019, respectively.

(B)	Exclusive of purchases of equipment leased to others.

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
April 30, 2020	$1,840	$648	$186	$2,081	$1,685	$6,440
October 31, 2019	1,705	688	296	2,774	1,454	6,917

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (loss):

We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash and, Cash Equivalents:

Manufacturing cash and, cash equivalents represent the Company’s consolidated cash and, cash equivalents excluding cash, cash equivalents of our financial services operations. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consist of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2020	2019	2020	2019
Net loss attributable to NIC	$(38)	$(48)	$(74)	$(37)
Plus:
Depreciation and amortization expense	49	49	99	97
Manufacturing interest expense(A)	43	55	89	111
Less:
Income tax (expense) benefit	(7)	1	(2)	20

EBITDA	$61	$55	$116	$151

(A)

Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2020	2019	2020	2019
Interest expense	$63	$82	$128	$167
Less: Financial services interest expense	20	27	39	56

Manufacturing interest expense	$43	$55	$89	$111

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Adjusted EBITDA Reconciliation:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2020	2019	2020	2019
EBITDA (reconciled above)	$61	$55	$116	$151

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	13	9	17	2
Asset impairment charges(B)	13	1	13	3
Restructuring of manufacturing operations(C)	—	1	1	1
MaxxForce Advanced EGR engine lawsuits(D)	1	159	1	159
Gain on sales(E)	—	—	—	(59)
Pension settlement(F)	—	—	—	142
Settlement gain(G)	—	(1)	(1)	(2)

Total adjustments	27	169	31	246

Adjusted EBITDA	$88	$224	$147	$397

Adjusted Net Income (Loss) attributable to NIC:

	Three Months Ended April 30,		Six Months Ended April 30,
(in millions)	2020	2019	2020	2019
Net loss attributable to NIC	$(38)	$(48)	$(74)	$(37)

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	13	9	17	2
Asset impairment charges(B)	13	1	13	3
Restructuring of manufacturing operations(C)	—	1	1	1
MaxxForce Advanced EGR engine lawsuits(D)	1	159	1	159
Gain on sales(E)	—	—	—	(59)
Pension settlement(F)	—	—	—	142
Settlement gain(G)	—	(1)	(1)	(2)

Total adjustments	27	169	31	246
Tax effect (H)	1	(16)	—	(47)

Adjusted net income (loss) attributable to NIC	$(10)	$105	$(43)	$162

(A)

Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B)

In the second quarter and first half of 2020, we recorded $12 million of asset impairment charges related to long lived assets in our Brazil asset group in our Global Operations segment. In the second quarter of 2020, we recorded $1 million of asset impairment charges related to certain assets under operating leases in our Truck segment. In the second quarter and first half of 2019 we recorded $1 million and $3 million, respectively, of asset impairment charges related to certain assets under operating leases in our Truck segment.

(C)

In the first half of 2020, we recorded a restructuring charge of $1 million in our Truck segment. In the second quarter and first half of 2019 we recorded a restructuring charge of $1 million in our Truck segment.

(D)

In the second quarter and first half of 2020 and 2019, we recorded charges of $1 million and $159 million, respectively, related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck Segment.

(E)

In the first half of 2019, we recognized a gain of $54 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment, and a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment.

(F)

In the first half of 2019, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement accounting charges of $142 million in Other expense, net in Corporate.

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(G)

In the second quarter of 2019, we recorded interest income of $1 million, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate. In the first half of 2020 and 2019, we recorded interest income of $1 million and $2 million, respectively, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate.

(H)	Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations.

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Manufacturing segment cash and, cash equivalents reconciliation:

	As of April 30, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Total cash, cash equivalents, and marketable securities	$1,497	$50	$1,547

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